UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Bank of Hawaii Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Supplement to the Proxy Statement dated March 13, 2026
for the 2026 Annual Meeting of Shareholders of
Bank of Hawaii Corporation to be held on April 24, 2026

April 15, 2026

To our Shareholders:

On or about March 13, 2026, Bank of Hawaii Corporation (the “Company”) made available a proxy statement (the “Proxy Statement”) to its shareholders describing the matters to be voted on at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”). We have always valued our relationship with our shareholders and actively engage with them throughout the year to discuss our strategy, financial results, corporate governance and executive compensation. These conversations have shaped our compensation philosophy, and were the impetus for a recent complete overhaul of our pay program that allows us to continue to attract and retain the talent needed to deliver the superior risk-adjusted returns over time that have become the hallmark of the Company. We are writing to urge you to vote FOR on Proposal 2 to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”).

Recently, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”), proxy advisory firms, recommended voting against the Say-on-Pay Proposal primarily because of a perceived misalignment between executive pay levels and the financial performance of the Company, as measured primarily by the Company’s Total Shareholder Return relative to peers over a five-year period. Our executive compensation philosophy is rooted in our commitment to long-term value creation, prudent risk management, and maintaining a superior valuation relative to peers. Rather than rely solely on short-term total shareholder return (“TSR”), our compensation program is designed to reflect our strategy, and therefore rewards sustainable performance and best-in class risk-adjusted returns over a much longer period of time. The Human Resources & Compensation Committee of the Company’s Board of Directors believes that executive pay for 2025 was appropriate, and therefore, encourages shareholders to vote “FOR” the Say-on-Pay Proposal for the reasons set forth herein.

We are asking for your support for Proposal 2 for the following reasons, all of which are further highlighted by the slides that follow:

•Our financial performance for 2025 was strong

Diluted earnings per common share were $4.63 for the full year, with net income at $206 million. Our assets finished the year at $24.2 billion. We saw consistent growth in net interest income and margin in every quarter of 2025. Total deposits and total loans ended the year at $21.2 billion and $14.1 billion, respectively, both up from the prior year. Asset quality and liquidity continued to remain strong, and we maintained our long, unbroken streak of returning capital to shareholders by continuing our dividend at 70 cents per quarter throughout 2025, and we also repurchased $5 million of our own stock.

In the fourth quarter the Company earned record high operating revenue. For the full year, we achieved top quartile Return on Common Equity (“ROCE”) and level of non-performing assets relative to peers, our Pre-Provision Net Revenue (“PPNR”) exceeded goal, and we maintained top marks on our Customer Experience scores. Taken together with our Chief Executive Officer’s (“CEO”) outstanding individual performance, especially as it relates to seamlessly executing a smooth succession, the short-term incentive (“STI”) awarded the CEO was appropriate.

Even measuring recent TSR demonstrates Company’s outperformance relative to peers. We are significantly outperforming the market, especially following our January 2026 earnings release, which details the Company’s complete 2025 performance and is therefore a better measure of the full year than cutting off the measurement of TSR at December 31, 2025.

•Our new compensation program is structurally sound

In 2024 the Company completely overhauled its executive pay program. Until then, both long-term incentives (“LTI”) and STI were based on an equal weighting of the Company’s ROCE and Price to Book Ratio performance relative to peers. In response to shareholder feedback, for STI we instituted a balanced scorecard that equally measures profitability, asset quality, financial returns, a strategic measure, and individual performance. LTI grant values were significantly reduced from prior years, with upside potential for outperformance.

Accordingly, PPNR is measured against a target set at the beginning of the year, and is designed to encourage budget discipline among executives throughout the year. Making sure that a conservative credit culture drives behavior, the level of non-performing assets is measured relative to peers. ROCE remains a key measure of the Company’s financial health, and is measured against peers, although weighted less than in prior years. Inasmuch as the Company’s brand is a differentiator in our marketplace, a focus on customer experience has been a key strategic initiative for several years, and therefore at the start of the year we set a goal for our Customer Experience score, as measured by the proprietary framework developed by Forrester, a global research company. Finally, the CEO’s individual contribution is determined based on an assessment of strategic initiatives, community presence and reputation, and leadership development and succession.

As for LTI, ROCE and TSR, weighted at 70% and 30%, respectively, measured over a three-year performance period, will determine whether and to what extent awards vest. Because the program changes were implemented in 2024, the extent LTI grants made under the new program will vest, if at all, has not yet been determined.

During our outreach throughout 2024 and 2025, shareholders voiced strong support for the changes made to our pay program, and in our last two Say on Pay votes the program received 94% and 95% support, respectively. In addition, both the ISS and Glass Lewis proxy papers recognize that our pay program design is sound. Although LTI awards under the new program have not yet been determined, the CEO’s STI compensation for 2025 is simply the result of the mechanical operation of that program.

•Proxy advisors’ expanded lookback captures historical pay decisions that are not reflective of BOH’s current program

This year, ISS and Glass Lewis extended their lookback period from three to five years. As a result, their analyses now include BOH’s 2021–2022 LTI grant practices under the prior LTI design, before the company overhauled its executive compensation program. Compared with a three-year average, this inflates reported CEO and Named Executive Officers (“NEO”) pay by roughly 14% and 35%, respectively.

The expanded lookback also captures one-time actions associated with the start of succession planning, which were disclosed at the time and discussed with shareholders through prior outreach.

In addition, BOH now has new incumbents in the Chief Financial Officer and Chief Risk Officer roles, with pay levels set differently from those of the prior NEOs.

Taken together, the five-year lookback is less reflective of BOH’s current compensation program, and BOH’s pay has trended downward since 2023.

•Additional downward adjustments to CEO pay would have threatened CEO succession

In 2023, anticipating the eventual retirement of Chairman & CEO Peter S. Ho, the Company’s Board of Directors began the succession process and, in 2024, formed a Succession Working Group tasked with executing a comprehensive and thoughtful CEO succession plan well in advance of Mr. Ho’s retirement. Through that process, the Board concluded that the most appropriate candidate for the CEO position was James C. Polk, then President and Chief Banking Officer of the Company. The Board then set goals for Mr. Polk pursuant to a development plan and provided him executive coaching, all to help prepare him to be Mr. Ho’s eventual successor. Significantly reducing Mr. Ho’s 2025 compensation in the middle of this process would have presented a material risk to the Company, because doing so could have derailed the otherwise smooth execution of a succession plan that was years in the making.

Mr. Polk’s compensation for 2026 is expected to be significantly lower than Mr. Ho’s 2025 compensation. This fact, coupled with the Company’s improving TSR trend as described above, indicate that the proxy advisors’ concern over the pay for performance misalignment is likely to be rectified without additional structural changes to the Company’s pay program.

•The challenge of recruiting and retaining qualified executives in Hawaii is unique

Compensation programs should remain consistent with market compensation trends after taking into account the unique circumstances facing the Company in light of geographic, demographic and economic conditions in the markets served by the Company, including the challenge of attracting and retaining top-notch executives. The Hawaii talent market is particularly challenged by high cost of living, a tighter executive labor pool, and direct competition for talent with another, similarly-sized institution – all of which support different pay positioning than mainland peers.

Bank of Hawai'i Corporation

Bank of Hawai'i Corporation

Company and Compensation Plan Update

April 2026

© Bank of Hawaii Corporation dba Bank of Hawai'i Corporation

Executive Summary

Bank of Hawaiʻi Corporation

- We continue to be a top-performing bank in our unique marketplace
- Our pay program structure is sound
  - Since the 2024 redesign, we've received strong Say-on-Pay support (94% in 2024 and 95% in 2025)
  - Proxy advisors have raised no major concerns with the program's design or structure
- Since 2023, pay levels have trended down; recent changes in proxy advisor methodologies capture historical pay information that is no longer indicative of the current program
  - Target pay opportunities have decreased meaningfully, and actual payouts have remained aligned with the bank's strong performance
  - The 2021–2023 pay actions reflected the prior pay design and compensation decisions tied to a successful CEO succession
- The leadership transition is complete, and the current forward-looking program is more representative of what investors should expect going forward
  - Newly appointed CEO Jim Polk's target compensation is lower than the outgoing CEO's

2

Business Overview

Market leader in a unique marketplace

Bank of Hawai'i Corporation

Best-In-Class Financial Institution

- Consistently recognized as one of the top public banks
- Strong community recognition as Hawaii's top bank
- One of the best employers nationally
- Top quartile performance in ROCE and P/B over the years
- Unbroken history of dividends

Ubiquitous Brand Presence

- Leader in a unique deposit market with five local competitors holding 95% of the bank deposit market
- 34.5% of deposit market share*
- Brand awareness top-of-mind – 40% of people think of BOH when they think of financial services companies in Hawaii**
- 51% of households in Hawaii have an account relationship with BOH**

Durable and Defendable Franchise with Superior Risk-Adjusted Returns

*Source: FDIC Annual Summary of Deposits as of June 30, 2025

**Note: Based on blind study commissioned throughout 2025 by Bank of Hawai'i with a leading third-party professional research company based in Hawai'i

3

Strong 2025 Performance

$ in millions

Bank of Hawai'i Corporation

Solid NII and NIM Performance in 2025, Highlighted by an Exceptional 4Q25

$125
$133
$142
$141
$136
$124
$121
$116
$114
$115
$118
$120
$126
$130
$137
$145
2.34%
2.47%
2.60%
2.60%
2.47%
2.22%
2.13%
2.13%
2.11%
2.15%
2.18%
2.19%
2.32%
2.39%
2.46%
2.61%
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
NII
NIM

4

Total Shareholder Return

Bank of Hawai'i Corporation

Strongly Outperforming KRX and the Broader Market in 2026
Following Our FY2025 Earnings Release, Reflecting Strong 2025 Performance

BOH
KRX
S&P 500
15.4%
8.1%
-0.9%
15.5%
15.1%
15.3%
12/31/25 to 4/8/26
12/31/24 to 4/8/26

Source: S&P CapIQ

5

Pay Program Philosophy

Bank of Hawaiʻi Corporation

- **Long-Term Value Creation**
  - High-quality earnings and capital over short-term price movements
- **Risk-Adjusted Performance**
  - Reward for prudent decision-making and sustainable growth
- **Alignment with Shareholder Interests**
  - Prioritize long- over short-term TSR
- **Peer-Aware**
  - Benchmark performance against peer banks to remain competitive

6

2025 Metrics and Weightings

Bank of Hawaiʻi Corporation

Performance Category	Compensation Structure		Measurement	Wgt	
	STI	LTI		STI	LTI
Profitability	Pre-Provision Net Revenue		Absolute	20%	
Asset Quality	Non-Performing Assets		Relative	20%	
Financial Returns	ROCE	ROCE	Relative	20%	70%
Shareholder Returns		Total Shareholder Return	Relative		30%
Strategic Measure	Customer Experience		Absolute	20%	
Individual	Individual		Absolute	20%	

7

2025 Pay Program

Bank of Hawai'i Corporation

Implemented Significant Pay Program Changes in 2023 to Strengthen Alignment With Shareholder Interests. Shareholder overwhelming supported these changes with say-on-pay results of 94% and 95% in 2024 and 2025, respectively

- **Executive Compensation Redesign**
  - Reduced target LTI grant values
  - Removed overlap between STI and LTI metrics
- **STI - Balanced Scorecard**
  - PPNR, Asset Quality, ROCE, Customer Experience, and Strategic Performance
  - 100% performance-based
- **LTI - Relative Weighting**
  - ROCE weighted 70% and added TSR with a 30% weighting

8

2025 STI Performance

Bank of Hawaiʻi Corporation

Performance Category	Compensation Structure		Payout
	STI	Outcome	
Profitability	Pre-Provision Net Revenue	Outstanding (>+5% of budget)	250%
Asset Quality	Non-Performing Assets	Top Quartile (<0.41%)	250%
Financial Returns	ROCE	Top Quartile (>10.87%)	250%
Strategic Measure	Customer Experience*	Outstanding (>=78)	250%
Individual	Individual	Outstanding	250%

Based on this strong performance, the STI payouts appropriately reflect those results. TSR remains an important measure, but it is addressed through our LTI program.

* CX score based on the Customer Experience Benchmark Survey conducted by Forrester, a national research and advisory firm, which measures how successfully a company delivers customer experiences that create and sustain loyalty.

9

Impact of Proxy Advisor Methodology Change - CEO

Bank of Hawai'i Corporation

- BOH's pay has trended downward since 2023 and is projected to be lower in 2026
- ISS and Glass Lewis have extended their lookback period from three to five years
- As a result, their analyses now capture BOH's historical LTI grant practices from 2021–2022, which artificially inflate reported pay by roughly 14% and do not reflect current practices (e.g., ~$5.5M vs. ~$4.8M)

Change in proxy advisor methodology increases BOH CEO's reported average compensation[1] from $4.8M to $5.5M

$8,000
$7,000
$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$7,222
$5,860
$4,478
$4,186
$5,863
$3,800
5-Year Average
3-Year Average
+14%
2021
2022
2023
2024
2025
2026 - Jim Polk Target

Notes
(1) Compensation reflects reported total direct compensation and excludes all other compensation, benefits, and retirement values

10

Impact of Proxy Advisor Methodology Change - NEOs

Bank of Hawaiʻi Corporation

- This methodology change artificially inflates reported pay for the other NEOs by roughly 35%, which likewise is not reflective of current practices
- The expanded lookback captures 2021–2022 historical LTI grant practices and one-time actions associated with the start of our succession planning. These actions were disclosed and discussed with shareholders through our outreach at the time
- We now have new incumbents in the Chief Financial Officer and Chief Risk Officer roles and their pay levels are set differently than those of the prior NEOs

Change in proxy advisor methodology increases BOH NEOs'[(1)] reported average compensation[(2)] from $6M to $8.1M

$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
$12,354
$10,309
$5,951
$5,359
$6,712
5-Year Average
3-Year Average
+35%
2021
2022
2023
2024
2025

Notes

(1) Compensation reflects reported total direct compensation and excludes all other compensation, benefits, and retirement values

(2) NEOs exclude the CEO

11

CEO Tenure

Bank of Hawaiʻi Corporation

- Peter Ho's 16-year tenure as CEO exceeds the 75th percentile of the peer group, supporting BOH's compensation positioning relative to peers.

CEO Tenure relative to peers (1)
(Years as CEO)
5
8
14
16
25th percentile
Median
75th percentile
Peer Group
BOH CEO
BOH is above the 75th percentile

(1) CEO peer group tenure has been collected companies' websites based on BOH selected compensation peer group

12

Succession Summary

Bank of Hawai'i Corporation

- In 2023 the Board launched a succession process that culminated in the recent retirement of Peter Ho and the appointment of James Polk as CEO
  - Peter Ho completed a sixteen-year tenure as Chairman and CEO and was replaced by former President and Chief Banking Officer Jim Polk
  - Jim Polk has a base salary set at more than 10% below that of his predecessor
  - Jim Polk's total compensation for 2026 is expected to be significantly lower than Peter Ho's total compensation for 2025

13